CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In
connection with this Quarterly Report of Maxlife Fund Corp. (the “Company”) on Form 10-QSB for the quarter ending February 29, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Bennett Kurtz, Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Quarterly Report on Form 10-QSB for the quarter ending February 29, 2008, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
      The information contained in such Quarterly Report on Form 10-QSB for the quarter ending February 29, 2008, fairly presents, in all material respects, the financial condition and results of operations of Maxlife Fund Corp.

Dated: April 14, 2008

MAXLIFE FUND CORP.

By:	/s/ Bennett Kurtz
Bennett Kurtz
Chief Executive Officer and
Chief Financial Office